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                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.  20549

                                 FORM 8-K

                              CURRENT REPORT
                  PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported): December 26, 2001


                            PAYSTAR CORPORATION
            (Exact Name of Registrant as Specified in Charter)


NEVADA                             000-32197           86-0885565
(State or Other Jurisdiction       (Commission         (IRS Employer
of Incorporation)                  File Number)        Identification No.)


1110 WEST KETTLEMAN LANE, SUITE 48, LODI, CA           95240
(Address of Principal Executive Offices)               (Zip Code)

Registrant's telephone number, including area code:  (209) 339-0484

ITEM 2.  ACQUISITION OF ASSETS

     Effective December 21, 2001, we entered into an acquisition agreement by, between, and among our company, PayStar InfoStations, Inc.
("InfoStations"), our wholly owned subsidiary; Get.2.Net Corporation ("Get2Net"), a Delaware corporation; and XSource Corporation ("XSource"), a Delaware corporation and the sole shareholder of Get2Net.

     The agreement provided that on the closing date InfoStations would receive all of the outstanding shares of Get2Net, making it a wholly owned subsidiary, and we would issue 5,277,778 shares of our company and a promissory note for $50,000 to XSource. The promissory note is due on or before January 15, 2002, and bears interest at 10% per annum. The principle followed in determining the amount of such consideration was the estimated value of the operations and inventory of Get2Net, which was determined to be $1,000,000. The value of the shares issued was determined to be the average closing price of the stock for the ten trading days prior to December 21, 2001. We also agreed, within 60 days of closing, to appoint to the
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Board of Directors a person designated by XSource.  The closing of the reorganization agreement was completed on December 26, 2001.

     As a condition of the acquisition agreement we agreed to pay the following outstanding obligations of Get2Net: $136,000 to Banque Invik, $106,000 to Applied Value, $230,000 to Ephibian, and $100,000 to Hoag $ Eliot LLP. The payments are to be $85,800 per month starting February 15, 2002. Should we default, and the default continue for 15 days, we would owe additional shares to XSource equal in value to the unpaid amount.

     Pursuant to the terms of the acquisition agreement, we entered into a registration rights agreement for the shares issued to XSource. We have agreed to file an initial registration statement for the resale of the shares issued to XSource on or before June 30, 2002.

     Pursuant to the terms of the acquisition agreement we also entered into a lockup agreement with XSource placing certain restrictions on the amount of shares that can be sold within any 90 day time period. For a period of two years from the effective date of the registration statement registering the resale of the shares issued to XSource, XSource has agreed not to sell in excess of 1,319,445 shares in any 90 day period. The agreement will terminate if no registration statement is filed by December 15, 2002.

     Prior to closing, Get2Net designed, marketed and installed customized Internet access kiosks, including CPUs monitors, keyboards and enclosures. These kiosks are designed to provide public internet access at unsupervised, high traffic, private and public locations. Get2Net owns approximately 175 Internet kiosks installed an operated at business locations throughout the United States, and approximately 100 Internet access enclosures held in inventory. We plan to convert the terminals into pay-for-use devices similar to others currently operated by InfoStations.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION, AND
          EXHIBITS

     (a) No financial statements are required to be filed with this report.

     (b) No pro forma financial information is required to be filed with this report.

     (c) The following exhibits are furnished with this report in accordance with the provisions of Item 601 of Regulation S-B:

     Exhibit No.  Description of Exhibit                                Location

     1.14         Acquisition Agreement dated December 21, 2001, by,
                  between and among, PayStar Corporation, PayStar
                  InfoStations, Inc., Get.2.Net Corporation, and
                  XSource Corporation                                   Attached
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     4.18         Registration Rights Agreement dated December 21,
                  2001, by and between PayStar Corporation and
                  XSource Corporation                                   Attached

     10.15        Lockup Agreement dated December 21, 2001, by and
                  between PayStar Corporation and XSource Corporation   Attached

     10.16        Promissory Note dated December 21, 2001, to XSource
                  Corporation                                           Attached


                                SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   PayStar Corporation

Date: January 9, 2002              By /s/ William D. Yotty
                                      William D. Yotty, Chief Executive Officer

Date: January 9, 2001              By /s/ Harry T. Martin
                                      Harry T. Martin, Chief Financial Officer
                                      and Principal Accounting Officer